Exhibit 15.2

June 2, 2008
Baidu.com, Inc.
12/F, Ideal International Plaza
No. 58 West-North 4th Ring
Beijing, PRC 100080
Dear Sirs,
     We consent to the reference to our firm under the headings “Regulation” and “Organizational Structure” in Baidu.com, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2007, which will be filed with the Securities and Exchange Commission in the month of June 2008.

Yours faithfully,
/s/ Hawkhigh Law Firm
Hawkhigh Law Firm